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   Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP][Letterhead

                                                                March 24, 1997

Diplomat Corporation
25 Kay Fries Drive
Stony Point, New York

Gentlemen:

     You have requested our opinion, as counsel for Diplomat Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form SB-2 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), being filed by the Company with the Securities and Exchange Commission on or about March 24, 1996.

     The Registration Statement relates to an offer by certain security holders of the Company of (i) 1,019,000 shares issued and outstanding shares of the Company's common stock, $.0001 par value ("Common Stock"), and (ii) 500,000 shares of Common Stock to be issued upon the exercise of currently exercisable class C warrants.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the shares referred to above, when issued, delivered, and paid for, will be fully paid, validly issued and nonassessable.

     No opinion is expressed herein as to any laws other than the laws of the State of New York, of the United States and the corporate laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                    Very truly yours,

                                                    GERSTEN, SAVAGE, KAPLOWITZ,
                                                    FREDERICKS & CURTIN, LLP